EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-109371, Form S-4 No. 333-103959 and Form S-8 Nos. 333-107526, 33-55057, 333-05449, 333-05427 and 333-50474 of our report dated August 4, 2004, with respect to the consolidated financial statements and schedule of NDCHealth Corporation included in the Annual Report (Form 10-K) for the year ended May 28, 2004.

/s/ Ernst & Young LLP

Atlanta, Georgia

August 9, 2004